First Quarter 2026 Earnings Release Conference Call
May 1, 2026

Derek Everitt – Terex Corporation – Vice President, Investor Relations

Good morning and welcome to the Terex Corporation (“Terex” or “Company”) first quarter 2026 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined today by Simon Meester, President and Chief Executive Officer, and Jennifer Kong, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question-and-answer.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. These risks are described in greater detail in the earnings materials and in our reports filed with the Securities and Exchange Commission. On this call, we will be discussing non-GAAP financial information, including adjusted figures that we believe are useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll hand it over to Simon Meester.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Derek, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. We are off to a good start for the year, including our new Specialty Vehicles (“SV”) segment, which was in the portfolio for two months of the period and already making a meaningful contribution to the group. We grew sales by 11% on a proforma basis, including growth in all four segments, led by SV which grew 20% compared to the same period last year. Terex Utilities was our fastest growing business this quarter. The Utilities team is doing an excellent job ramping up production in a very bullish market. And earnings per share (“EPS”) increased 18% year-over-year to $0.98 cents, or a 6% improvement with a normalized tax rate. Quarter-ending backlog increased to $7.1 billion, which includes strong bookings trends particularly in Materials Processing (“MP”), Aerials (“Aerials”) and Terex Utilities, providing good forward visibility and consistent with our expectations for the year. As a result, we are reiterating our full-year outlook and with the recent additions to our portfolio remain laser focused on execution and integration.

Which brings me to slide 4. The REV integration is progressing as planned. We are executing the same playbook we used for the Environmental Solutions Group (“ESG”) integration, which we completed ahead of schedule and within budget, with synergies above target. For the synergies with REV, we are on track to realize approximately $28 million in 2026 by eliminating duplicate overhead, and have line of sight to achieving a $75 million run‑rate within our 24 month target. With regards to the integration effort, all workstreams are at or ahead of schedule. In addition, I am particularly encouraged by the way the legacy Terex and legacy REV teams are working together and the two cultures are meshing really well.

Last week, the SV team showcased our 3rd Eye digital solution at the fire and emergency trade show in Indianapolis and were very pleased with the level of interest it created. 3rd Eye is an AI-based solution that our Environmental Solutions (“ES”) segment developed for their customers to provide situational awareness around the vehicle and add tangible commercial and operational benefits. It’s an integral part of what is now referred to as Smart Truck technology in the waste collection sector. Our digital team has already developed applications that leverage this technology for utility vehicles, cement mixers and have now added fire and emergency vehicles to their scope. So, good progress on the REV integration and the synergies front. We are also pleased with the progress we are making with the strategic review of our Aerials business. We continue to engage with multiple interested parties and are working towards an outcome that maximizes value for our shareholders. We do not have any specific details to share at this time, but we will continue to update you as the process unfolds.

Moving to page 5. Over the past two years we deliberately shifted our portfolio’s end market exposure to more U.S. based, resilient and predictable sectors with attractive growth profiles. As a result, Terex is far less exposed to global macro dynamics and trade policy than in the past. Based on proforma 2025 results, about 80% of our revenue was generated in North America, of which roughly 85% was manufactured in the United States. Our end markets are more stable, and our supply chain is more durable. Touching briefly on our primary verticals. Demand for fire and emergency vehicles continues to be strong. We are making strategic investments to improve production efficiency and increase capacity in key areas such as ladder trucks, where we are increasing capacity by 35% at our Ocala, Florida plant, and in South Dakota we are increasing capacity for the pre-engineered S-180 Pumpers. Both investments will help to reduce lead times and with the S-180 Pumper, provide our customers with a lower cost alternative that we can deliver in about nine months. In waste and recycling, our customers are indicating that 2026 demand will be more skewed towards the second half, including anticipated pre-buys ahead of the 2027 EPA changes. Heil is well positioned to outperform the market again this year due to its product portfolio, production quality and its lead times. We continue to anticipate growth in aftermarket, retrofits and digital sales this year. And, of course, the long-term fundamental growth drivers for the segment remain intact. Utilities is poised for strong growth for 2026 and beyond, as demand on the U.S. grid continues to increase, particularly from data center expansion and AI use cases. Industry forecasts call for 8% to 15% annual capex growth through 2030. And we’re making good progress with our phased investment to bring 30% more capacity on-line by the end of next year. And finally in construction, we see robust infrastructure activity supported by government funding. The pipeline of mega projects provides a tailwind through 2030. MP continues to grow its business in India and we are starting to see improvements in Europe and Australia, although oil prices can potentially hamper some of that growth given the more vulnerable state both of those markets are currently in. In summary, in the past two years, we have built a highly resilient portfolio of businesses that enable us to navigate short-term macro and market specific dynamics and deliver on our financial objectives predictably and consistently going forward. And, with that, I will turn it over to Jenn.

Jennifer Kong-Picarello – Terex Corporation – Senior Vice President and Chief Financial Officer

Thank you, Simon, and good morning, everyone. Let’s look at our Q1 results on slide 6. Our operational performance was in line with our expectations. We grew sales to $1.7 billion, an increase of $505 million or 41% compared with the prior year on a reported basis. The growth was due to the merger with REV Group that closed on February 2nd and growth in each of our legacy segments. On a proforma basis we grew 10.8%, led by strong growth in SV, MP and Terex Utilities. Excluding the impact of the merger and the sale of our Crane and Midwest businesses, organic revenue increased 8.1% with increased sales across all legacy segments. Q1 EBITDA margin was 9.9%, down 50 basis points versus the prior year, primarily driven by tariffs, which were not in effect in the prior year period, partially offset by improved performance in MP and SV. Interest and other expenses of $44 million was $1 million lower than Q1 last year and the first quarter effective tax rate was 11%, driven by favorable one-time tax attributes. EPS for the quarter was $0.98, which included approximately $0.10 of one-time tax benefit when the Q1 rate is compared to our 2026 full year expected tax rate of 21%. Our operational EPS improvement was $0.05 compared to last year, despite the tariff headwinds. Notably our current Q1 EPS is based on 96.1 million shares outstanding, up from 66.9 million in the first quarter of 2025. Free cash outflow in the quarter was $57 million, consistent with Q1 last year. Terex historical cash generation is seasonally weighted toward the back half of the year, with first quarter cash outflows reversing as volume increases and working capital unwinds through the remainder of the year. Importantly, our newer businesses, particularly SV, have a more favorable working capital profile with significantly less seasonality. As a result, our Q1 net working capital as a percentage of sales improved to 16.7% compared to 26% in the same period last year. We also reduced our net leverage ratio to 2.4x and remained disciplined with our capital structure focused on maximizing value for our shareholders.

Please turn to slide 7 to review our segment results, starting with ES. As expected, sales growth of 3.3% in ES was driven by Terex Utilities as they begin to ramp up to meet strong demand for bucket trucks, digger derricks and parts and services. Q1 EBITDA margin of 18% was lower than the prior year due to a higher mix of Utilities volume where margins continue to improve, coupled with lower ESG volume, partially offset by higher synergy realization.

Turning to slide 8. MP had a very good first quarter, growing bookings and sales, and expanding operating margin. Sales of $419 million were 18.3% higher than the prior year on a proforma basis, or 12% higher excluding the impact of foreign exchange rates. Growth in aggregates was the primary driver, as sales grew in every region. The handling and environmental verticals also grew in the quarter. MP EBITDA margin continued to improve, reaching 15% in the quarter as higher volume, efficiency improvements and pricing actions drove the 310 basis point increase over the prior year. The margin actions and increasing bookings and backlog sets MP up well for the balance of 2026.

Moving to slide 9. Our new SV segment got off to a great start, generating $436 million of revenue in February and March, representing growth of 20% compared with the same period last year. The growth was a combination of price realization and higher unit deliveries across all product lines, partially due to weather-related delivery timing. EBITDA margin increased by 160 basis points to 14.2% driven by higher throughput, price realization and improved operational efficiency.

Turning to page 10. Aerials had another strong bookings quarter, with 132% book-to-bill, generating a $1 billion backlog, giving us forward visibility as we head into the annual selling season. Sales in the quarter were $469 million, up 4.2% year-over-year largely due to positive foreign exchange rates. As expected, Aerials EBITDA was breakeven because Q1 is typically a seasonally low volume quarter, and due to tariffs which the business did not incur this time last year. In addition, the business faced some temporary unfavorable mix but expects favorable price/cost dynamics for the remainder of the year.
Turning to bookings on slide 11. Before going into each segment, for Terex overall, Q1 proforma bookings of $2.1 billion represented 109% book-to-bill ratio and led to modestly higher backlog on a sequential and year-over-year basis. In ES, Q1 bookings were $347 million, slightly lower than prior quarters due to the timing of several large Utilities bookings that were recorded in Q4. We expect booking levels in Utilities to remain strong, and our focus remains on ramping up throughput to meet demand. On the ESG side we expect orders to be more heavily weighted to the second half of the year, including additional orders for delivery in advance of the new 2027 EPA regulations. MP bookings of $623 million reflects 38% year-over-year growth on a proforma basis. While aggregates was the main driver, bookings also increased in Concrete, Material Handling, and Environmental. MP ended the quarter with $594 million in backlog, up $205 million or 53% versus the prior year setting it up for strong performance through 2026. SV bookings came in at $501M. As you can see on the chart, orders can be lumpy in the segment, but overall, the backlog remains elevated and the team is focusing on bringing lead-times down with calculated investments. Finally, Aerials bookings of $620 million in Q1 combined with $971 million in Q4 is 21% higher than the same six-month period a year ago. While growth was strongest in North America, we also saw modest growth in EMEA, providing good visibility for the balance of 2026.

Now turn to slide 12 for our 2026 outlook. We are operating in a complex environment with many macroeconomic variables and geo-political uncertainties, and results could change negatively or positively. The outlook we are providing today reflects our current portfolio and does not account for any cost to achieve the synergies, purchase accounting adjustments, nor other non-recurring items. Our first quarter performance, bookings trends and backlog of $7.1 billion supports re-confirming the full year 2026 outlook that we provided in February. Overall, we continue to expect 2026 sales to grow approximately 5% on a proforma basis to $7.5 to $8.1 billion. We further expect proforma EBITDA to grow by approximately $100 million or 12% year over year to between $930 million and $1 billion, or 12.4% EBITDA margin at the mid-point. Included in our EBITDA outlook is approximately $28 million of synergies that we are well on our way to realizing. This is in line with our goal to achieve $75 million of run rate synergies within two years of closing the merger. We continue to anticipate interest and other expenses to be approximately $190 million, consistent with proforma 2025, based on average debt outstanding of about $2.7 billion. The effective tax rate for the full year is still expected to be 21%. We expect 2026 EPS between $4.50 and $5.00. Please note, the share count for quarters two through four will be approximately 115 million. For modeling purposes, approximately 25% of our full year EPS is anticipated in the second quarter as we expect profitability in Aerials and ES to improve in the second half. We expect 2026 free cash conversion of between 80% and 90% of net income. Our net leverage is expected to improve over the course of the year.

Looking at our segments, we expect ES to grow mid-single digits in 2026, led by Utilities where we continue to ramp up production to meet strong demand. We expect margin to improve in the second half due to higher volume including digital and aftermarket, productivity improvements, and improved customer mix. We do not foresee a material impact from recent tariff changes on ES performance. Turning to MP, the strong start to the year and growth in bookings and backlog gives us confidence in our high single digit proforma growth outlook for the segment, largely driven by aggregates. We also expect margins to improve through 2026 due to higher volume, productivity and favorable price cost. It’s important to understand that mobile crushing and screening equipment, the primary products in the aggregate vertical that we import from the U.K. are not subject to 232 tariffs. Our new SV segment got off to a great start, and with roughly two years of backlog, provides very good visibility for the balance of the year. We continue to expect sales growth of high single digits from an 11-month, proforma, prior year total of $2.2 billion. We also continue to expect meaningful margin improvement compared to the prior year EBITDA margin of approximately 12.5%, due to higher throughput, price realization and on-going operational improvements. From a modeling perspective, we expect run rate revenue and margins in Q2 and Q3 to be similar to Q1 with a modest seasonal step down in Q4 due to fewer working days. We do not foresee a material impact from recent tariff changes on SV performance. Finally, in Aerials we continue to anticipate 2026 sales and margins to be similar to 2025. We have good visibility with over $1 billion in backlog following back-to-back quarters with strong bookings. Margins are expected to improve sequentially in the second and third quarters, with higher volume, price realization, favorable customer mix and disciplined cost management. Even with the higher impact of tariffs versus last year, we expect Aerials to be largely price/cost neutral for the full year. With Q1 behind us, healthy backlog and fleet utilization, we expect the business to have bottomed and start its path to cyclical recovery. In summary, given that we are only one quarter into the year, and there are macro variables that we do not control, we believe it is prudent to hold our 2026 outlook at this point in time. We will obviously refine our outlook as the year unfolds. Please turn to slide 14, and I will turn it back to Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Jenn. We delivered a solid start to 2026, with strength in MP and Utilities and a strong initial contribution from our new SV segment. Integration execution is progressing as planned, and we are on track to deliver our synergy commitments. Our portfolio is more resilient and predictable, with greater North America exposure and less sensitive to macro volatility and tariff changes than in prior years. Our teams are focused on disciplined execution against our strategy and our annual plan as we build on the progress we have made to date. And with that, I would like to open it up for questions. Operator?

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